As filed with the Securities and Exchange Commission on May 20, 2022

Registration No. 333-255100

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 205

Amendment No. 4 to
FORM F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Performance Shipping Inc.
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	4412	N.A.
(State or other jurisdiction of corporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No. 98-1220963)

Performance Shipping Inc.
373 Syngrou Avenue
175 64 Palaio Faliro
Athens, Greece
Tel: +30-216-600-2400
(Address and telephone number of Registrant’s principal executive offices)

With copies to:

Will Vogel, Esq. Watson Farley & Williams LLP 250 West 55th Street New York, New York 10019 (212) 922-2200 (telephone number) (212) 922-1512 (facsimile number)	Mitchell Nussbaum, Esq. Angela Dowd, Esq. Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 (212) 407-4000 (telephone number) (212) 407-4990 (facsimile number)

Watson Farley & Williams LLP
Attn: Will Vogel, Esq.
250 West 55th Street
New York, New York 10019
(212) 922-2200
(Name, Address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 4 (“Amendment No. 4”) to the Registration Statement on Form F-1 (File No. 333-255100) of Performance Shipping Inc. (the “Registration Statement”) is being filed solely for the purpose of filing Exhibit 5.1 and Exhibit 23.2 (which is included in Exhibit 5.1) and to amend and restate the exhibit index set forth in Part II of the Registration Statement. Accordingly, this Amendment No. 4 consists only of the facing page, this explanatory note, the exhibit index, the signature pages, and Exhibit 5.1 and Exhibit 23.2 (which is included in Exhibit 5.1). The remainder of the Registration Statement is unchanged and therefore has been omitted.

Exhibit List

Exhibit Number	Description
1.1	Form of Underwriting Agreement **

3.1	Amended and Restated Articles of Incorporation of the Company (1)

3.2	Articles of Amendment to the Amended and Restated Articles of Incorporation of the Company, dated June 8, 2016 (2)

3.3	Articles of Amendment to the Amended and Restated Articles of Incorporation of the Company, dated June 30, 2017 (3)

3.4	Articles of Amendment to the Amended and Restated Articles of Incorporation of the Company, dated July 26, 2017 (4)

3.5	Articles of Amendment to the Amended and Restated Articles of Incorporation of the Company, dated August 23, 2017 (5)

3.6	Articles of Amendment to the Amended and Restated Articles of Incorporation of the Company, dated September 22, 2017 (6)

3.7	Articles of Amendment to the Amended and Restated Articles of Incorporation of the Company, dated November 1, 2017 (7)

3.8	Articles of Amendment to the Amended and Restated Articles of Incorporation of the Company, dated February 25, 2019 (8)

3.9	Articles of Amendment to the Amended and Restated Articles of Incorporation of the Company, dated October 30, 2020(10)

3.10	Amended and Restated Bylaws of the Company (9)

4.1	Form of Common Share Certificate (10)

4.2	Statement of Designations of Rights, Preferences and Privileges of Series A Participating Preferred Stock of Performance Shipping Inc., dated August 2, 2010 (11)

4.3	Description of Securities (15)

4.4	Form of Class A Warrant Agreement by and between Computershare Trust Company, N.A. and the registrant **

4.5	Form of Class A Warrant Certificate **

4.6	Form of Pre-Funded Warrant **

5.1	Opinion of Watson Farley & Williams LLP as to the validity of the securities *

8.1	Opinion of Watson Farley & Williams LLP with respect to certain tax matters **

10.1	Amended and Restated 2015 Equity Incentive Plan (12)

10.2	Registration Rights Agreement dated April 6, 2010 (11)

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10.3	Administrative Services Agreement with UOT (13)

10.4	Form of Vessel Management Agreement with UOT (14)

10.5	Second Amendment and Restatement to Loan Agreement with Nordea Bank Abp, Filial i Norge, dated March 20, 2020 (16)

10.6
First Supplemental Agreement to Secured Loan Facility Agreement dated July 24, 2019 as amended and restated by a first amendment and restatement agreement dated December 23, 2019 and a second amendment and restatement agreement dated March 20, 2020 (17)

10.7	$31.5 Million Piraeus Loan Facility (18)

10.8	At The Market Offering Agreement dated March 5, 2021 between H.C. Wainwright & Co., LLC and the Company (19)

10.9	Stockholders’ Rights Agreement dated December 20, 2021 (20)

10.10	Credit Facility dated March 2, 2022 between Mango Shipping Corp. and the Company (21)

21.1	List of Subsidiaries **

23.1	Consent of Ernst & Young (Hellas) Certified Auditors Accountants S.A.**

23.2	Consent of Watson Farley & Williams LLP (included in its opinion filed as Exhibit 5.1) *

24.1	Powers of Attorney (included in the signature pages) **

107	Filing Fee Table**

*	Filed herewith
**	Previously filed

(1) Filed as Exhibit 3.1 to the Company’s Registration Statement on Form F-4 (File No. 333-169974) on October 15, 2010.
(2) Filed as Exhibit 3.3 to the Company’s report on Form 6-K, filed with the SEC on June 9, 2016.
(3) Filed as Exhibit 3.1 to the Company’s report on Form 6-K, filed with the SEC on July 6, 2017.
(4) Filed as Exhibit 3.1 to the Company’s report on Form 6-K, filed with the SEC on July 28, 2017.
(5) Filed as Exhibit 3.1 to the Company’s report on Form 6-K, filed with the SEC on August 28, 2017.
(6) Filed as Exhibit 3.1 to the Company’s report on Form 6-K, filed with the SEC on September 26, 2017.
(7) Filed as Exhibit 3.1 to the Company’s report on Form 6-K, filed with the SEC on November 3, 2017.
(8) Filed as Exhibit 1.8 to the Company’s Annual Report on Form 20-F on March 18, 2019.
(9) Filed as Exhibit 3.2 to the Company’s Registration Statement on Form F-4 (File No. 333-169974) on October 15, 2010.
(10) Filed as Exhibit 3.1 to the Company’s report on Form 6-K, filed with the SEC on November 2, 2020.
(11) Filed as Exhibit 4.2 to the Company’s Registration Statement on Form F-4 (File No. 333-169974) on October 15, 2010.
(12) Filed as Exhibit 1 to the Company’s report on Form 6-K, filed with the SEC on December 31, 2020.
(13) Filed as Exhibit 4.8 to the Company’s Annual Report on Form 20-F on March 26, 2014.
(14) Filed as Exhibit 4.11 to the Company’s Annual Report on Form 20-F on March 26, 2014.
(15) Filed as Exhibit 2.5 to the Company’s Annual Report on Form 20-F, filed with the SEC on March 11, 2022.
(16) Filed as Exhibit 4.11 to the Company’s Annual Report on Form 20-F, filed with the SEC on April 10, 2020.
(17) Filed as Exhibit 4.8 to the Company’s Annual Report on Form 20-F, filed with the SEC on March 5, 2021.
(18) Filed as Exhibit 4.9 to the Company’s Annual Report on Form 20-F, filed with the SEC on March 5, 2021.
(19) Filed as Exhibit 1.1 to the Company’s report on Form 6-K, filed with the SEC on March 23, 2021.
(20) Filed as Exhibit 4.1 to the Company’s report on Form 6-K, filed with the SEC on December 21, 2021.
(21) Filed as Exhibit 4.10 to the Company’s Annual Report on Form 20-F, filed with the SEC on March 11, 2022.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Athens, Greece, on May 20, 2022.

PERFORMANCE SHIPPING INC.

By:	/s/ Andreas Michalopoulos
Name:	Andreas Michalopoulos
Title:	Chief Executive Officer (Principal Executive Officer), Director and Secretary

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on May 20, 2022 in the capacities indicated.

Signature	Title

/s/ Andreas Michalopoulos Andreas Michalopoulos	Chief Executive Officer (Principal Executive Officer), Director and Secretary

/s/ Anthony Argyropoulos Anthony Argyropoulos	Chief Financial Officer (Principal Financial Officer)

* Aliki Paliou	Chairperson of the Board

* Loïsa Ranunkel	Director

* Alex Papageorgiou	Director

* Mihalis Boutaris	Director

* Pursuant to Power of Attorney

By:	/s/ Andreas Michalopoulos
Andreas Michalopoulos
Attorney-in-Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Performance Shipping Inc., has signed this registration statement in Athens, Greece on May 20, 2022.

Performance Shipping USA LLC

By: Performance Shipping Inc., its Sole Member

By:	/s/ Andreas Michalopoulos
Name:	Andreas Michalopoulos
Title:	Chief Executive Officer, Director and Secretary